Delaware The First State Page 1 7946184 8100 Authentication: 203716642 SR# 20252372411 Date: 05-16-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “API GROUP CORPORATION”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MAY, A.D. 2025, AT 1:49 O`CLOCK P.M.